Exhibit 99.1

News Release

Ashland reports preliminary financial results for first quarter of fiscal 2020

•	Sales of $533 million, down 7% versus prior-year quarter
•	Net income of $32 million, or $0.53 per diluted share
•	Income from continuing operations of $34 million, or $0.56 per diluted share
•	Adjusted income from continuing operations of $8 million, or $0.13 per diluted share
•	Adjusted EBITDA of $88 million

WILMINGTON, DELAWARE, January 27, 2020 – Ashland Global Holdings Inc. (NYSE: ASH) today announced preliminary1 financial results for the first quarter of fiscal 2020 ended December 31, 2019. The global specialty materials company serves customers in a wide range of consumer and industrial markets.

Sales were $533 million, down 7 percent versus the prior-year quarter, driven primarily by weaker demand in consumer end markets, the impact of the prior-year business loss at Pharmachem, and weaker demand in industrial end markets. Net income was $32 million compared to a loss of $48 million in the prior-year quarter. Income from continuing operations was $34 million compared to a loss of $71 million in the prior-year quarter, or $0.56 per diluted share compared to a loss of $1.14 in the prior-year quarter. Adjusted income from continuing operations was $8 million, down from $9 million in the prior-year quarter, or $0.13 per diluted share, down from $0.14 the prior-year quarter. Adjusted EBITDA was $88 million, down from $100 million in the prior-year quarter due primarily to lower sales in Specialty Ingredients and higher plant-turnaround costs in Intermediates & Solvents.

“As expected, results in the quarter were challenged by market weakness and the impact of business loss that occurred last year,” said Guillermo Novo, Ashland’s chairman and chief executive officer. “The combination of actions we are taking internally plus the prospect for less global uncertainty in the coming quarters should support our momentum for steadily improving results during fiscal year 2020.”

“We took important steps over the past few months in realigning the Specialty Ingredients business by adding new leadership, beginning the process to empower the business units to drive success in their businesses, and starting some cost-improvement activities,” added Novo. “I look forward to sharing additional thoughts on our plans and the progress we have made on the conference call with securities analysts tomorrow morning.”

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA, or adjusted EBITDA, is reconciled to operating income in Table 5, free cash flow and adjusted operating income are reconciled in Table 7, and adjusted income from continuing operations and adjusted diluted earnings per share are reconciled in Table 8 of this news release. These adjusted results are considered non-GAAP financial measures.  For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Specialty Ingredients

Sales were $505 million, down 9 percent from the prior-year quarter, due primarily to weaker demand in consumer end markets, the impact of the prior-year business loss at Pharmachem, and weaker demand in industrial end markets. Unfavorable foreign currency reduced sales by 1 percent.

Operating income was $44 million, down 19 percent compared to the prior-year quarter on an adjusted basis. Adjusted EBITDA was $102 million, down 9 percent from the prior-year quarter, as lower sales and gross profit were partially offset by lower selling, general and administrative (“SG&A”) costs.

Intermediates & Solvents

Sales were $28 million, up 22 percent from the prior-year quarter, as sales in the prior-year quarter were weaker than normal.

Operating income was a loss of $12 million, down from zero in the prior-year quarter. Adjusted EBITDA was negative $9 million, down from $3 million in the prior-year quarter, as the previously-disclosed planned catalyst changeover plus the unexpected maintenance work at the Lima, Ohio facility resulted in $12 million of additional costs versus the prior year.

Unallocated & Other

Unallocated and other expense was $15 million, compared to $33 million in the prior-year quarter, primarily due to lower restructuring-related expenses and the elimination of stranded costs. Adjusted unallocated and other expense was $8 million, compared to $16 million in the prior-year quarter, primarily due to the elimination of stranded costs.

Outlook

Chairman and CEO Guillermo Novo will provide commentary on the outlook for Ashland during the conference call with securities analysts on Tuesday, January 28, 2020.

Conference Call Webcast

Ashland will host a live webcast of its first-quarter conference call with securities analysts at 9 a.m. EST Tuesday, January 28, 2020. The webcast will be accessible through Ashland’s website at http://investor.ashland.com and will include a slide presentation. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 8 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends.  Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 8 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above.  These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income.  As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metric enables Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow includes the impact of capital expenditures from continuing operations, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock.  Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty materials company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. At Ashland, we are approximately 4,700 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-Q is filed with the SEC

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Carolmarie C. Brown
+1 (302) 594-5010	+1 (302) 258-5549
samrozek@ashland.com	ccbrown@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended
	December 31
	2019	2018

Sales	$533	$576
Cost of sales	380	424
GROSS PROFIT	153	152
Selling, general and administrative expense	120	143
Research and development expense	16	17
Equity and other income	-	1
OPERATING INCOME (LOSS)	17	(7)
Net interest and other expense	10	55
Other net periodic benefit income	-	18
Net income (loss) on divestitures	3	(3)
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	10	(47)
Income tax expense (benefit)	(24)	24
INCOME (LOSS) FROM CONTINUING OPERATIONS	34	(71)
Income (loss) from discontinued operations (net of income taxes)	(2)	23
NET INCOME (LOSS)	$32	$(48)

DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations	$0.56	$(1.14)
Income (loss) from discontinued operations	(0.03)	0.38
Net income (loss)	$0.53	$(0.76)

AVERAGE DILUTED COMMON SHARES OUTSTANDING (a)	61	63

SALES
Specialty Ingredients	$505	$553
Intermediates and Solvents	28	23
	$533	$576

OPERATING INCOME (LOSS)
Specialty Ingredients	$44	$26
Intermediates and Solvents	(12)	-
Unallocated and other	(15)	(33)
	$17	$(7)

(a)

As a result of the loss from continuing operations for the three months ending December 31, 2018, the effect of the share-based awards convertible to common shares would be anti-dilutive. In accordance with U.S. GAAP, these shares have been excluded from the diluted earnings per share calculation for this period.

Ashland Global Holdings Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	December 31	September 30
	2019	2019
ASSETS
Current assets
Cash and cash equivalents	$157	$232
Accounts receivable	441	481
Inventories	633	597
Other assets	53	64
Held for sale	60	59
Total current assets	1,344	1,433

Noncurrent assets
Property, plant and equipment
Cost	3,155	3,165
Accumulated depreciation	1,580	1,588
Net property, plant and equipment	1,575	1,577

Goodwill	2,274	2,253
Intangibles	1,072	1,088
Operating lease assets, net	157	-
Restricted investments	314	310
Asbestos insurance receivable	156	157
Deferred income taxes	23	23
Other assets	411	410
Total noncurrent assets	5,982	5,818

Total assets	$7,326	$7,251

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$179	$166
Trade and other payables	234	313
Accrued expenses and other liabilities	245	271
Current operating lease obligations	24	-
Held for sale	6	7
Total current liabilities	688	757

Noncurrent liabilities
Long-term debt	1,502	1,501
Asbestos litigation reserve	540	555
Deferred income taxes	250	264
Employee benefit obligations	152	150
Operating lease obligations	143	-
Other liabilities	426	453
Total noncurrent liabilities	3,013	2,923

Stockholders' equity	3,625	3,571

Total liabilities and stockholders' equity	$7,326	$7,251

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended
	December 31
	2019	2018
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income (loss)	$32	$(48)
Income (loss) from discontinued operations (net of taxes)	2	(23)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	61	81
Original issue discount and debt issuance cost amortization	2	2
Deferred income taxes	(12)	3
Stock based compensation expense	4	7
Excess tax benefit on stock based compensation	-	1
(Income) loss from restricted investments	(13)	28
Net (income) loss on divestitures	-	3
Pension contributions	(1)	(1)
Loss (gain) on pension and other postretirement plan remeasurements	-	(18)
Change in operating assets and liabilities (a)	(109)	(44)
Total cash flows used by operating activities from continuing operations	(34)	(9)
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(29)	(33)
Proceeds from disposal of property, plant and equipment	-	4
Net purchase of funds restricted for specific transactions	(1)	(2)
Reimbursements from restricted investments	10	8
Proceeds from sale of securities	4	-
Purchases of securities	(4)	-
Proceeds from the settlement of derivative instruments	-	1
Payments for the settlement of derivative instruments	-	(2)
Total cash flows used by investing activities from continuing operations	(20)	(24)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Repayment of long-term debt	-	(1)
Proceeds from (repayment of) short-term debt	14	(26)
Cash dividends paid	(16)	(16)
Stock based compensation employee withholding taxes paid in cash	(5)	(7)
Total cash flows used by financing activities from continuing operations	(7)	(50)
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	(61)	(83)
Cash provided (used) by discontinued operations
Operating cash flows	(17)	(58)
Investing cash flows	2	(2)
Effect of currency exchange rate changes on cash and cash equivalents	1	(2)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(75)	(145)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	232	294
CASH AND CASH EQUIVALENTS - END OF PERIOD	$157	$149

DEPRECIATION AND AMORTIZATION
Specialty Ingredients	$58	$77
Intermediates and Solvents	3	3
Unallocated and other	-	1
	$61	$81
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Specialty Ingredients	$25	$31
Intermediates and Solvents	3	1
Unallocated and other	1	1
	$29	$33
(a)	Excludes changes resulting from operations acquired or sold.

Ashland Global Holdings Inc. and Consolidated Subsidiaries INFORMATION BY INDUSTRY SEGMENT (In millions - preliminary and unaudited)	Table 4

	Three months ended
	December 31
	2019	2018
SPECIALTY INGREDIENTS
Sales per shipping day	$7.7	$8.9
Metric tons sold (thousands)	67.2	72.8
Gross profit as a percent of sales (a)	32.2%	27.1%
INTERMEDIATES AND SOLVENTS
Sales per shipping day	$0.4	$0.4
Metric tons sold (thousands)	9.9	6.8
Gross profit as a percent of sales (a)	(35.6)%	10.0%

(a)	Gross profit as a percent of sales is defined as sales, less cost of sales divided by sales.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 5

	Three months ended
	December 31
Adjusted EBITDA - Ashland Global Holdings Inc.	2019	2018
Net income (loss)	$32	$(48)
Income tax expense (benefit)	(24)	24
Net interest and other expense	10	55
Depreciation and amortization (a)	61	62
EBITDA	79	93
Income (loss) from discontinued operations (net of taxes)	2	(23)
Gain on pension and other postretirement plan remeasurements	-	(18)
Net (income) loss on divestitures key items (see Table 6)	-	3
Operating key items (see Table 6)	7	45
Adjusted EBITDA	$88	$100

Adjusted EBITDA - Specialty Ingredients
Operating income	$44	$26
Add:
Depreciation and amortization (a)	58	58
Operating key items (see Table 6)	-	28
Adjusted EBITDA	$102	$112

Adjusted EBITDA - Intermediates and Solvents
Operating income	$(12)	$-
Add:
Depreciation and amortization	3	3
Operating key items (see Table 6)	-	-
Adjusted EBITDA	$(9)	$3

(a)	Depreciation and amortization excludes accelerated depreciation of $19 million for Specialty Ingredients for the three months ended December 31, 2018 which is included as a key item within this table.

Ashland Global Holdings Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 6

	Three Months Ended December 31, 2019
	Specialty	Intermediates	Unallocated
	Ingredients	and Solvents	& Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$-	$-	$(7)	$(7)
All other operating income (loss)	44	(12)	(8)	24
Operating income (loss)	44	(12)	(15)	17

NET INTEREST AND OTHER EXPENSE
Key items			(9)	(9)
All other net interest and other expense			19	19
			10	10

NET INCOME (LOSS) ON DIVESTITURES			3	3

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)			1	1
Tax specific key items (b)			(25)	(25)
All other income tax expense (benefit)			-	-
			(24)	(24)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$44	$(12)	$2	$34

	Three Months Ended December 31, 2018
	Specialty	Intermediates	Unallocated
	Ingredients	and Solvents	& Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$(28)	$-	$(17)	$(45)
All other operating income (loss)	54	-	(16)	38
Operating income (loss)	26	-	(33)	(7)

NET INTEREST AND OTHER EXPENSE
Key items			30	30
All other net interest and other expense (income)			25	25

NET INCOME (LOSS) ON DIVESTITURES
Key items			(3)	(3)

OTHER NET PERIODIC BENEFIT INCOME (COSTS)
Key items			18	18

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)			(8)	(8)
Tax specific key items (b)			28	28
All other income tax expense (benefit)			4	4
			24	24
INCOME (LOSS) FROM CONTINUING OPERATIONS	$26	$-	$(97)	$(71)

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  See Table 8 for additional information.

Ashland Global Holdings Inc. and Consolidated Subsidiaries Table 7 RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)

	Three months ended
	December 31
Free cash flows (a)	2019	2018
Total cash flows used by operating activities from continuing operations	$(34)	$(9)
Adjustments:
Additions to property, plant and equipment	(29)	(33)
Free cash flows (a)	$(63)	$(42)

(a)	Free cash flow is defined as cash flows provided (used) by operating activities less additions to property, plant and equipment and other items Ashland has deemed non-operational (if applicable).

	Three months ended
	December 31
Adjusted operating income (loss)	2019	2018
Operating income (loss) (as reported)	$17	$(7)
Key items, before tax:
Restructuring, separation and other costs	7	45
Adjusted operating income (non-GAAP)	$24	$38

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 8

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended
	December 31
	2019	2018
Income (loss) from continuing operations (as reported)	$34	$(71)
Key items, before tax:
Restructuring, separation and other costs	7	45
Gain on pension and other postretirement plan remeasurements	-	(18)
Unrealized (gain) loss on securities	(9)	30
Net loss on acquisitions and divestitures	-	3
Key items, before tax	(2)	60
Tax effect of key items (a)	1	(8)
Key items, after tax	(1)	52
Tax specific key items:
Deferred tax rate changes	-	2
One-time transition tax	-	22
Restructuring and separation activity	-	1
Other tax reform related activity	(25)	3
Tax specific key items (b)	(25)	28
Total key items	(26)	80
Adjusted income from continuing operations (non-GAAP)	$8	$9

	Three months ended
	December 31
	2019	2018
Diluted EPS from continuing operations (as reported)	$0.56	$(1.14)
Key items, before tax:
Restructuring, separation and other costs	0.12	0.71
Gain on pension and other postretirement plan remeasurements	-	(0.29)
Unrealized (gain) loss on securities	(0.15)	0.47
Net loss on acquisitions and divestitures	-	0.05
Key items, before tax	(0.03)	0.94
Tax effect of key items (a)	0.02	(0.11)
Key items, after tax	(0.01)	0.83
Tax specific key items:
Deferred tax rate changes	-	0.03
One-time transition tax	-	0.35
Restructuring and separation activity	-	0.02
Other tax reform related activity	(0.42)	0.05
Tax specific key items (b)	(0.42)	0.45
Total key items	(0.43)	1.28
Adjusted diluted EPS from continuing operations (non-GAAP)	$0.13	$0.14
(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-

Deferred tax rate changes: Includes the impact from the remeasurement of Ashland’s domestic deferred tax balances resulting from the enactment of the Tax Cuts and Jobs Act (Tax Act) as well as the impact from rate changes for other jurisdictions.

-	One-time transition tax: Includes the one-time transition tax expense resulting from the enactment of the Tax Act.
-	Uncertain tax positions: Includes the impact from the settlement of uncertain tax positions with various tax authorities.
-

Restructuring and separation activity:  Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

-	Other tax reform: Includes the impact of other items related to the Tax Act and other tax law changes enacted during 2019 and 2020.